Exhibit 5.1

FILE NO: 124042.3

January 8, 2025

New York State Electric & Gas Corporation

180 S. Clinton Avenue, 5th Floor

Rochester, NY 14607

NYSEG Storm Funding, LLC

162 Canco Rd.

Portland, Maine 04103

Re:	New York State Electric & Gas Corporation

Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as counsel to New York State Electric & Gas Corporation (“NYSEG”) and NYSEG Storm Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form SF-1 (Registration Nos. 333-283456 and 333-283456-01) filed on November 26, 2024 and as amended by (i) Amendment No. 1 thereto filed on January 8, 2025 (collectively, the “Registration Statement”), relating to the proposed issuance of $710,600,000 aggregate principal amount of the Company’s Recovery Bonds, Series 2025-A (the “Bonds”), to be offered in such manner as described in the prospectus (the “Prospectus”) included as part of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Bonds are to be issued under an Indenture (the “Base Indenture”) among the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as securities intermediary and account bank, as supplemented by a Series Supplement establishing the forms, terms and other provisions of the Bonds (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, the form of each of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings taken and proposed to be taken by the Company and NYSEG in connection with the proposed authorization, issuance and sale of the Bonds. In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the form of Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

January 8, 2025

agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture will be the valid and legally binding obligation of the Trustee. In delivering the opinions expressed below, as to factual matters, we have relied on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company, NYSEG, the underwriters of the Bonds and the Trustee without independent verification.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

2. The Company has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds.

3. The Bonds will be valid and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (ii) the member or managers of the Company have taken all necessary limited liability company action to approve the issuance and establish the terms of the Bonds, the terms of the offering of the Bonds and related matters; (iii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; and (iv) the Bonds shall have been duly executed and authenticated in accordance with the provisions of the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion in paragraph 3 above is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement and (ii) the posting of a copy of this opinion letter to an internet

January 8, 2025

website required under Rule 17g-5 under the Securities Exchange Act of 1934, as amended and maintained by NYSEG and the Company for the purpose of complying with such rule. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP